                                                                     Exhibit 2.1


                            ASSET PURCHASE AGREEMENT



                                  by and among


                        MISSISSIPPI CHEMICAL CORPORATION,

                        MISSISSIPPI ACQUISITION I, INC.,

                        MISSISSIPPI ACQUISITION II, INC.,

                                EDDY POTASH, INC.

                                       and

                          NEW MEXICO POTASH CORPORATION




                            Dated as of May 21, 1996

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

         Article 1         Defined Terms........................................................................  3
                  1.1      Definitions..........................................................................  3
                  1.2      Additional Definitions............................................................... 10
                  1.3      Accounting........................................................................... 10

         Article 2         Assets Purchased and Sold............................................................ 10
                  2.1      Assets............................................................................... 10
                  2.2      Excluded Assets...................................................................... 13
                  2.3      Contracts, Rights and Obligations.................................................... 13
                  2.4      Power of Attorney, Etc............................................................... 14

         Article 3.                 The Closing; Purchase Price; Purchase Price
                           Adjustment........................................................................... 16
                  3.1      The Closing.......................................................................... 16
                  3.2      Purchase Price....................................................................... 16
                  3.3      Assumption of Liabilities............................................................ 20
                           (a)      Assumed Liabilities......................................................... 20
                           (b)      Excluded Liabilities........................................................ 21
                  3.4      Allocation........................................................................... 22
                  3.5      Payment of Taxes, Etc................................................................ 22
                  3.6      Closing Documents.................................................................... 23
                           (a)      Sellers' Deliveries......................................................... 23
                           (b)      Designated Buyers' Deliveries............................................... 25
                  3.7      Further Assurances................................................................... 26

         Article 4         Representations and Warranties....................................................... 27
                  4.1      Sellers.............................................................................. 27
                           (a)      Organization, Qualification and Corporate
                           Power................................................................................ 27
                           (b)      Due Authorization; Noncontravention......................................... 27
                           (c)      Legal Compliance............................................................ 28
                           (d)      Title to Assets............................................................. 28
                           (e)      Tax Matters................................................................. 29
                           (f)      Consents.................................................................... 30
                           (g)      Validity.................................................................... 30
                           (h)      Employees................................................................... 30
                           (i)      Assets Necessary for Business............................................... 31
                           (j)      Financial Statements........................................................ 31
                           (k)      Intellectual Property....................................................... 32
                           (l)      Employee Benefit Plans...................................................... 33
                           (m)      Environmental Matters....................................................... 35
                           (n)      Insurance................................................................... 37
                           (o)      Brokers..................................................................... 37
                           (p)      No Material Adverse Effect.................................................. 37
                           (q)      No Material Undisclosed Liabilities......................................... 37
                           (r)      Inventory................................................................... 38
                           (s)      Receivables................................................................. 38
                           (t)      Employee Relations.......................................................... 38


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
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
                           (u)      Employee Matters............................................................ 39
                           (v)      Material Contracts.......................................................... 39
                           (w)      Reserve for Workers' Compensation........................................... 41
                  4.2      Parent and Designated Buyers......................................................... 41
                           (a)      Organization................................................................ 41
                           (b)      Due Authorization; Noncontravention......................................... 41
                           (c)      Validity.................................................................... 42
                           (d)      Brokers..................................................................... 42
                           (e)      Legal Compliance............................................................ 43
                           (f)      Financing................................................................... 43

         Article 5  Pre-Closing Covenants....................................................................... 45
                  5.1      Pre-Closing Covenants................................................................ 45
                           (a)      General..................................................................... 45
                           (b)      Notices and Consents; Hart-Scott Rodino and
                                    Other Antitrust Matters..................................................... 46
                           (c)      Full Access................................................................. 48
                           (d)      Operation of Business....................................................... 48
                           (e)      Exclusivity................................................................. 50
                           (f)      Letters of Credit; Security Deposits, Surety
                                    Bonds....................................................................... 51
                           (g)      Confidentiality Agreements.................................................. 51

         Article 6  Post-Closing Covenants...................................................................... 51
                  6.1      Certain Employee Matters............................................................. 51
                           (a)      Current Employees........................................................... 51
                           (b)      Medical, Insurance and Other Benefits....................................... 53
                           (c)      Designated Buyers' Plans.................................................... 58
                           (d)      Supersession................................................................ 59
                  6.2      Record Retention and Winding Up...................................................... 59
                  6.3      Cooperation.......................................................................... 60
                  6.4      Name Change.......................................................................... 60

         Article 7  Conditions to Obligation to Close........................................................... 61
                  7.1      Conditions to Obligation of Designated Buyers........................................ 61
                           (a)      Representations and Warranties.............................................. 61
                           (b)      Performance by Seller....................................................... 61
                           (c)      No Action or Proceedings.................................................... 61
                           (d)      Hart-Scott-Rodino........................................................... 61
                           (e)      Satisfaction of Designated Buyers........................................... 62
                           (f)      Intercompany Agreements..................................................... 62
                           (g)      Third Party Consents........................................................ 62
                           (h)      Vicksburg Agreement......................................................... 63
                  7.2      Conditions to Obligation of Sellers.................................................. 63
                           (a)      Representations and Warranties.............................................. 63
                           (b)      Performance by Designated Buyers............................................ 63
                           (c)      No Action or Proceedings.................................................... 64
                           (d)      Hart-Scott-Rodino........................................................... 64
                           (e)      Satisfaction of Sellers..................................................... 64
                           (f)      Letters of Credit, Security Deposits, etc................................... 64


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
                                                                                                               Page
                                                                                                               ----

                           (g)      Cedar Release Under GECC Agreement.......................................... 64
                           (h)      Release of Sellers from Mine Closure
                                    Liability................................................................... 65
                           (i)      Vicksburg Agreement......................................................... 65

         Article 8  Termination................................................................................. 65
                  8.1      Termination.......................................................................... 65
                  8.2      Effect of Termination................................................................ 66

         Article 9  Indemnification............................................................................. 67
                  9.1      Survival of Warranties; Etc.......................................................... 67
                  9.2      Seller's Indemnification............................................................. 69
                  9.3      Designated Buyer's Indemnification................................................... 70
                  9.4      Defense of Claims.................................................................... 71
                  9.5      Guarantee............................................................................ 72

         Article 10 Miscellaneous............................................................................... 72
                  10.1     Press Releases and Public Announcements.............................................. 72
                  10.2     Expenses............................................................................. 73
                  10.3     Assignment........................................................................... 73
                  10.4     Notice............................................................................... 73
                  10.5     Entire Agreement..................................................................... 74
                  10.6     Third Parties........................................................................ 74
                  10.7     Construction......................................................................... 74
                  10.8     Captions............................................................................. 75
                  10.9     Counterparts......................................................................... 75
                  10.10    Applicable Law....................................................................... 75
                  10.11    Guarantee............................................................................ 75


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
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                                                                                                              ----
Schedules

         2.1(1)                     --      Property Plant and Equipment
         2.1(2)                     --      Inventories
         2.1(3)                     --      Real Property; Certain Permitted Liens
         2.1(4)                     --      Intellectual Property
         2.1(5)                     --      Leases, Etc.
         2.1(8)                     --      Excluded Records
         2.2                        --      Excluded Assets
         3.3(a)(2)                  --      Assumed Agreements
         3.3(a)(3)                  --      Contingent Obligations
         3.3(b)                     --      Excluded Liabilities
         3.4                        --      Purchase Price Allocation
         4.1(b)                     --      Defaults
         4.1(c)                     --      Litigation
         4.1(e)                     --      Tax Matters
         4.1(f)                     --      Required Consents
         4.1(l)                     --      ERISA
         4.1(m)                     --      Environmental Matters
         4.1(n)                     --      Insurance Policies
         4.1(t)                     --      Employee Relations
         4.1(u)                     --      Employee Matters
         4.1(v)                     --      Material Contracts
         4.2(e)                     --      Buyer Consents
         5.1(d)                     --      Severance
         5.1(f)                     --      Letters of Credit, Security Deposits,
                                            Surety Bonds
         6.1(a)                     --      Business Employees
         7.1(g)                     --      BLM Letters Relating to Mineral Leases
         9.2                        --      Letter to BLM regarding indebtedness to
                                            BLM

Exhibits

         A                          --      Form of Agreement between NMPC and
                                            Vicksburg Chemical Company

                               PURCHASE AGREEMENT

         AGREEMENT, dated as of May 21, 1996, by and among Mississippi Chemical Corporation, a Mississippi corporation ("Parent"), Mississippi Acquisition I, Inc., a Mississippi corporation which is an indirect wholly-owned subsidiary of Parent ("MI"), Mississippi Acquisition II, Inc., a Mississippi corporation which is an indirect wholly-owned subsidiary of Parent ("MII;" MI and MII being herein sometimes referred to individually as a "Designated Buyer" and collectively as the "Designated Buyers"), New Mexico Potash Corporation, a New Mexico corporation ("NMPC") and Eddy Potash, Inc., a Delaware corporation ("EDDY;" NMPC and EDDY being herein sometimes referred to individually as a "Seller" and collectively as the "Sellers").

         WHEREAS, MI wishes to purchase the Business Assets (as defined below) of NMPC and MII wishes to purchase the Business assets of EDDY upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein set forth, Sellers hereby agree with Designated Buyers as follows:


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         Article 1         Defined Terms.

         1.1 Definitions. As used herein, the following terms shall have the following meanings (terms defined in the singular have the same meanings when used in the plural and vice versa):

         "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Applicable Designated Buyer" shall mean (a) MI when referring to the purchaser of the Business Assets of NMPC; and (b) MII when referring to the purchaser of the Business Assets of EDDY.

         "Business" shall mean the business of a Seller, of mining, concentrating, converting and distributing potash.

         "Business Assets" shall mean the assets, rights and properties of a Seller conveyed to Applicable Designated Buyer pursuant to Section 2.1 hereof.

         "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, as amended.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Confidential Information" shall mean any information concerning the businesses and affairs of a Seller that is not already generally available to the public.

         "Controlled Group" means any entity with which Seller is considered to be a "single employer" within the meaning of Section 414 of the Code.

         "Eddy Financial Statements" shall mean collectively the audited balance sheets of Eddy as of December 31, 1995 and 1994, and the related statements of income, stockholder's equity and cash flows for the years then ended and the unaudited balance sheet as of March 31, 1996 and the related cash flow data for the three month period then ended.

         "Employee" shall mean any current or former employee, officer, independent contractor, agent or consultant working in the Business.

         "Employee Benefit Plan" shall mean any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension

Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (excluding any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" shall have the meaning set forth in ERISA Sec. 3(2).

         "Employee Welfare Benefit Plan" shall have the meaning set forth in ERISA Sec. 3(1).

         "Environmental Laws" shall mean all foreign, federal, state and local environmental, health and safety laws and regulations, including without limitation, RCRA, CERCLA, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act, all as amended to date, together with all regulations issued or promulgated thereunder, relating to particulate emissions, pollution, hazardous waste and effluent discharges, the protection of the environment or the health and safety of workers or the general public.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the regulations promulgated thereunder.

         "Excluded Assets" shall mean the assets, rights and properties of a Seller excluded from the Business Assets pursuant to Section 2.2 hereof.


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         "Excluded Liabilities" shall mean the liabilities and obligations of a
Seller which are not assumed by Applicable Designated Buyer pursuant to this Agreement as described in Section 3.3(b) hereof.

         "Financial Statements" shall mean collectively the Pro Forma Combined Financial Statements, the Eddy Financial Statements and the NMPC Financial Statements.

         "Intellectual Property" shall mean patents (including all reissues, divisions, continuations in part and extensions thereof), registrations of trademarks and other marks, registrations of trade names, labels or other trade rights, registered user entries, copyrights, copyright registrations and pending applications for patents, registrations or entries, and trademarks and other marks, trade names, labels, slogans, promotional material and other trade rights, whether or not registered.

         "Know-how" shall mean trade secrets, know-how (including, without limitation, product know-how and use and application know-how), processes, product designs, specifications, quality control procedures, manufacturing, engineering and other drawings, computer databases and software, telephone numbers, facsimile numbers, technology and all other information and intangibles, including, without limitation, technical information, safety information, engineering data and design and engineering specifications, research records, market surveys and all promotional literature, customer and supplier lists and similar data.


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         "Knowledge" shall (i) mean the knowledge of senior management of the party making the representation, and (ii) be construed to represent that the party making the representation has caused reasonable inquiry and investigation to be made into the matter represented to be true.

         "Leases" shall mean leases and subleases, whether capitalized or operating, licenses, easements, grants and other attachment rights and similar instruments under which a party has the right to use real or personal property or rights of way or under which a party has the right to explore for, produce and sell minerals, including without limitation, potash.

         "Material Adverse Effect" shall mean any change or effect that, individually or when taken together with all other related changes or effects, would be materially adverse to the business, assets, financial condition, prospects or results of operations of a Seller, including without limitation, such Seller's ability to perform under this Agreement.

         "Multiemployer Plan" shall mean a plan as defined in Section 3(37) of ERISA.

         "NMPC Financial Statements" shall mean collectively the audited balance sheet of NMPC as of December 31, 1994 and the related statement of income, stockholder's equity and cash flow for the year then ended, the NMPC column in the Cedar Chemical Corporation consolidating balance sheet and statement of income as of and for the year ended December 31, 1995, and the unaudited balance sheet of NMPC as of March 31, 1996 and the related cash flow data for the three month period then ended.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" shall mean: (i) liens, claims or encumbrances imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or liens arising out of judgments or awards against a Seller with respect to which (a) a Seller is currently prosecuting an appeal or proceedings for review, and (b) such Seller has posted the necessary bond in connection with such appeal or proceedings; (ii) liens for property taxes not yet subject to penalties for nonpayment and liens for property taxes the payment of which is being contested or the time for doing so has not yet expired and for which appropriate reserves are established and recorded in the Financial Statements; (iii) as to real property, encumbrances, easements and other liens or restrictions disclosed on
Schedule 2.1(3) hereto or which do not in the aggregate materially impair the use or value of said properties in the operation of the Business; and (iv) unrecorded easements, covenants, rights of way, reservations or other encumbrances which do not in the aggregate materially impair the use of said properties in the operation of the Business.


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         "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization, an association, limited liability company, a joint venture, a trust or other similar organization, a government or any political subdivision thereof, or any other legal entity.

         "Pro Forma Combined Financial Statements" shall mean collectively the unaudited combined balance sheet data of Sellers as of December 31, 1995 and the related combined income statement and cash flow data for the three years then ended and the unaudited combined balance sheet data of Sellers as of March 31, 1996 and the related cash flow data for the three months then ended.

         "RCRA" shall mean the Resource Conservation and Recovery
Act, as amended.

         "Taxes" shall mean all federal, state, county, local, foreign and other taxes, charges, fees, levies, customs, duties or other assessments (including, without limitation, income, property, withholding, excise, sales, use, gross receipts, franchise, employment and payroll related taxes), whether or not measured in whole or in part by net income, and including related interest, penalties and additions to tax.

         1.2 Additional Definitions. The following terms defined elsewhere in this Agreement shall have the respective meanings therein defined:

         Term                                                                   Definition
         ----                                                                   -----------

         Assumed Liabilities                                                    Section 3.3(a)
         BLM                                                                    Section 7.1(g)
         Buyer Plan                                                             Section 6.1(c)
         Business Employees                                                     Section 6.1(a)(1)
         Cedar                                                                  Section 5.1(d)
         Closing                                                                Section 3.1
         Closing Date                                                           Section 3.1
         Continued Employee                                                     Section 6.1(a)(2)
         Eddy Retiree Medical Trust                                             Section 3.3(b)
         Environmental Losses                                                   Section 7.5(a)
         "losses," "damages" or "deficiency"                                    Section 9.1(c)
         Purchase Price                                                         Section 3.1
         Seller's Vacation Policy                                               Section 6.1(b)(5)
         "TRI"                                                                  Section 9.5

         1.3 Accounting. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in conformity with United States generally accepted accounting principles, consistently applied.

         Article 2         Assets Purchased and Sold.

         2.1      Assets.
                  Upon the terms and subject to the conditions hereinafter set forth, each Seller hereby agrees to sell, assign, transfer and convey to Applicable Designated Buyer, and each of the Applicable Designated Buyers hereby agrees that it shall pur-chase and accept from the respective Seller, on the Closing Date, all right, title and interest in and to such Seller's assets, rights and properties of every kind and description, tangible or intangible used or useful in the operation of the Business of such Seller as the same shall exist on the Closing Date (but excluding the Excluded Assets), free and clear of all liens, claims and encumbrances, other than Permitted Liens, including, without limitation:

                           (1) All tangible personal property, plant, equip-
ment, leasehold improvements and other operating and related facilities of such Seller, substantially all of which are listed on Schedule 2.1(1) hereto as of the date thereof.

                           (2) All inventories of raw materials, finished goods
and work in progress used or maintained by such Seller, substantially all of which items are listed on Schedule 2.1(2) hereto as of the date thereof, as well as all office supplies, spare parts and other supplies used or maintained by such Seller in connection with such Seller's Business and on hand at the Closing.

                           (3) All of the real property of such Seller, the
legal descriptions of which are set forth on Schedule 2.1(3) hereto, together with all water rights appurtenant thereto.

                           (4) All of the Intellectual Property of such Seller,
substantially all of which is listed on Schedule 2.1(4) hereto, and all of such Seller's Know-how used, useful or held for use in the conduct of the Business.

                           (5) All of the Leases and consents, permits,
licenses, instruments and agreements which relate to the operation by such Seller of its Business, including, without limitation, such Seller's mining and mineral rights (all of the foregoing which are material to the operation of such Seller's Business are listed on Schedule 2.1(5) hereto).

                           (6) All warranties in favor of such Seller with
respect to any and all tangible personal property or pursuant to any permit, license, instrument or agreement, including, without limitation, warranties of any supplier of equipment sold to such Seller.

                           (7) All contracts, agreements, options, sales or
purchase orders, guarantees, commitments and other instruments of any kind, whether written or oral, to which such Seller is a party, attributable to the Business.

                           (8) Except as set forth in Schedule 2.1(8) hereto,
such Seller's files of correspondence, lists, records (in whatever medium the records are stored), manuals and books of account concerning past, present and prospective customers and compliance with the rules and regulations of all federal, state or local regulatory agencies, relating to such Seller's Business.

                           (9) Such Seller's claims or causes of action relating
to its Business Assets, including, without limitation, claims and causes of action for infringement of its Intellectual Property.

                           (10) Such Seller's accounts receivable.

         2.2 Excluded Assets. Anything in Section 2.1 hereof to the contrary notwithstanding, there shall be excluded from the Business Assets any assets listed on Schedule 2.2 hereto.

         2.3 Contracts, Rights and Obligations. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an assignment of any contract, license, lease, permit, commitment, sales order, purchase order or any claim or other rights of a Seller if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way materially and adversely affect the rights of Applicable Designated Buyer thereunder or the right of Applicable Designated Buyer to continue to conduct all or any part of the Business of a Seller in the manner and on the terms currently enjoyed by such Seller. Each Seller shall use its best efforts to obtain in writing, prior to the Closing Date, any and all such consents and shall deliver copies thereof to Applicable Designated Buyer promptly after such Seller's receipt thereof but no later than immediately prior to the Closing. If such consent has not been obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of a Seller or

Applicable Designated Buyer thereunder so that Applicable Designated Buyer would not in fact receive all such rights or would materially and adversely affect the obligations of a Seller or Applicable Designated Buyer thereunder, subject to 7.1(g) hereof, the respective Seller and Applicable Designated Buyer will cooperate with each other in any reasonable arrangement requested by Applicable Designated Buyer designed to provide for Applicable Designated Buyer, at the expense of such Seller and Applicable Designated Buyer to be shared equally, the benefits under any such claim, contract, license, lease, permit, commitment, sales order or purchase order, including enforcement for the benefit of Applicable Designated Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

         2.4      Power of Attorney, Etc.

                  (a) Effective upon the Closing, each Seller hereby constitutes and appoints Applicable Designated Buyer and its successors, legal representatives and assigns the true and lawful attorneys of such Seller, with full power of substitution, in the name of such Seller or Applicable Designated Buyer, but on behalf of and for the benefit of Applicable Designated Buyer and its successors, legal representatives and assigns and at the expense of Applicable Designated Buyer: (i) to demand and receive from time to time any and all of the Business Assets of such Seller and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all proceedings at law, in equity or otherwise that Applicable Designated Buyer and its successors, legal representatives or assigns may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to such Seller's Business Assets; (iii) to defend or compromise any or all actions, suits or proceedings in respect of any of such Seller's Business Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Applicable Designated Buyer and its successors, legal representatives or assigns shall deem desirable. Each Seller hereby agrees that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by it in any manner or for any reason. Each Seller agrees to deliver to Applicable Designated Buyer at the Closing an acknowledged power of attorney to the foregoing effect.

                  (b) From and after the Closing Date, Applicable Designated Buyer shall have the right to receive and open all mail, packages and other communications addressed to a Seller and relating to such Seller's Business, and each Seller agrees to deliver to Applicable Designated Buyer any such mail, packages or other communications received directly or indirectly by such Seller other than those relating to Excluded Assets or Excluded Liabilities. From and after the Closing Date, Applicable Designated Buyer shall have the right and authority to collect, for its own account, all of the receivables included in the Business

Assets, and each Seller shall transfer or deliver to Applicable Designated Buyer any cash or other property received directly or indirectly by such Seller in respect of such receivables, including any amounts payable as interest, and such funds will be deemed held in trust for the benefit of Applicable Designated Buyer until so transferred or delivered by the respective Seller.

         Article 3.                 The Closing; Purchase Price; Purchase Price
Adjustment.

         3.1      The Closing.

                  The purchase and sale of the Business Assets of each Seller (the "Closing") shall take place concurrently at the offices of Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, 29th Floor, New York, New York 10112, at 10:00 A.M. on the third Business Day following the satisfaction or waiver of all conditions to the obligations of the Designated Buyers and Sellers to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective party will take at the Closing itself) or at such other place and/or other date as the parties may mutually agree (the "Closing Date"). In no event shall the Closing Date be later than September 1, 1996. The parties hereto agree that the purchase of the Business Assets of one Seller cannot be consummated unless the purchase of the Business Assets of the other Seller is concurrently consummated hereunder.

         3.2      Purchase Price.

         (a) Subject to any adjustment pursuant to Section 3.2(b) hereof, the purchase price for the sale of NMPC's Business Assets (the "NMPC Purchase Price") and the purchase price for the sale of EDDY'S Business Assets (the "EDDY Purchase Price;" and collectively with the NMPC Purchase Price, the "Purchase Price") shall be an aggregate of $55,638,000, to be allocated by the parties hereto between the NMPC Purchase Price and the EDDY Purchase Price (the "Allocated Purchase Prices") within twenty days after the date hereof (the "Deadline"), plus in each case the assumption of liabilities provided for in
Section 3.3 hereof, payable at the Closing by the Applicable Designated Buyer by wire transfer of immediately available funds in the amounts and to the respective accounts of the Sellers to be furnished by the respective Sellers to the Applicable Designated Buyer prior to the Closing Date.

                  If the parties fail to agree on the Allocated Purchase Prices by the Deadline, on the first Business Day thereafter Sellers and Designated Buyers shall either agree upon a firm of certified public accountants to determine the Allocated Purchase Prices or shall each select a firm of certified public accountants of nationally recognized standing in order for such two firms to select on the second Business Day after the Deadline a third firm of certified public accountants to determine the Allocated Purchase Prices. If by the end of the fifth Business Day after the Deadline, a firm has not yet been selected pursuant to the foregoing procedures to determine the Allocated Purchase

Prices, then the firm shall be a firm of certified public accountants designated by the American Arbitration Association at the request of any party. The firm engaged shall be requested to determine the Allocated Purchase Prices no later than the fifteenth Business Day after the Deadline, and its decision shall be final and binding upon the parties. The parties shall be responsible for their respective expenses in connection with this determination, except that the fees of the firm agreed upon by the parties (or otherwise designated to determine the Allocated Purchase Prices in accordance herewith) shall be divided equally between Designated Buyers, on the one hand, and Sellers, on the other.

         (b) Promptly following the Closing Date (but in any event no later than seventy five days after the Closing Date) Sellers shall, at the expense of Designated Buyers and Sellers to be shared equally, prepare a combined balance sheet for Sellers' Businesses (after eliminating the Excluded Assets and the Excluded Liabilities), as at the Closing Date (the "Closing Balance Sheet") in a manner consistent with the preparation of the Pro Forma Financial Statements which shall be reported on without qualification by the independent auditing firm of one of the Sellers. If Designated Buyers do not give written notice to Sellers setting forth detailed objections to the Closing Balance Sheet (the "Objection Notice") within 20 days of said delivery, it shall be final and binding on the parties. If there is a dispute between Sellers and Designated Buyers with respect to the

Closing Balance Sheet and Sellers and Designated Buyers are unable to resolve such dispute within 15 days of receipt of the Objection Notice, such dispute shall be resolved as expeditiously as possible by a firm of certified public accountants mutually acceptable to the parties. If the parties are unable to agree upon a firm of certified public accountants within 5 days, then Sellers and Designated Buyers shall within 5 days thereafter, by notice to the other, set forth the name of a firm of certified public accountants. The two firms designated by the parties shall as promptly as possible select a third firm of certified public accountants to resolve the dispute; provided, however, that if the firms are unable to agree upon a third firm within seven Business Days after the second of such firms is selected or if Sellers or Designated Buyers fail to select a firm, then the third firm of certified public accountants shall be a firm of certified public accountants designated by the American Arbitration Association at the request of any party. The decision of the firm of certified public accountants mutually acceptable to the parties (or such other firm of certified public accountants designated in accordance herewith to resolve the dispute) shall be final and binding upon Sellers and Designated Buyers and the Closing Balance Sheet as approved by such firm of certified public accountants shall be the Closing Balance Sheet hereunder. The parties shall be responsible for their respective expenses in connection with such resolution, except for the fees of the firm of certified public accountants mutually acceptable to the par-ties (or the third accounting firm designated in accordance herewith) which shall be divided equally between Designated Buyers, on the one hand, and Sellers, on the other. In the event that the combined working capital of Sellers' Businesses (computed by subtracting the current liabilities from the current assets (excluding deferred taxes and eliminating Excluded Assets, including, without limitation, prepaid insurance, and Excluded Liabilities), all as set forth in the Closing Balance Sheet)), is greater or less than $10,638,000, Designated Buyers shall pay to Sellers, in the aggregate, the amount of such excess, allocated as specified by Sellers, or Sellers shall pay to Designated Buyers, in the aggregate, the amount of such shortfall, allocated as specified by Designated Buyers, in cash within five days after the delivery of the Closing Balance Sheet.

         3.3      Assumption of Liabilities.

                  (a) Assumed Liabilities. In addition to payment of the Purchase Price, each Applicable Designated Buyer hereby agrees to assume at the Closing and thereafter to pay, perform and discharge when due, to the extent not previously paid, performed and discharged, all obligations and liabilities of the Seller whose Business Assets it is acquiring (other than the Excluded Liabilities) attributable to such Seller's Business (the "Assumed Liabilities"), including, without limitation, the following:

                           (1)      all obligations and liabilities of each such
Seller provided or reserved for in the Financial Statements of such Seller or arising after the date of the most recent Eddy Financial Statements or NMPC Financial Statements, as the case may be, in the ordinary course of business;

                           (2)     all obligations and liabilities arising under
the Leases and other agreements, consents, permits and other instruments listed on Schedule 3.3(a)(2) hereto;

                           (3)      any contingent obligations and liabilities
listed on Schedule 3.3(a)(3) hereto, including, among other things, environmental costs and, with respect to Eddy, the contingent continuing liabilities to the Eddy retiree medical trust fund (the "Eddy Retiree Medical Trust") as described in Section 4.1(l)(7) below;

                           (4)      the National Labor Relations Board complaint
against EDDY referred to in Schedule 4.1(c) hereto;

                           (5)      the employee matters described in Article 6
as being assumed by Buyer; and

                           (6)      the overriding royalties existing with
respect to the mineral leases.

                  (b)      Excluded Liabilities.   Designated Buyers shall
not assume, or agree to pay, perform or discharge, or otherwise have any responsibility for any of the liabilities or obligations of Sellers, fixed or contingent, asserted or unasserted, and whether arising prior to, on or after the Closing Date, which are set forth on Schedule 3.3(b).

         3.4 Allocation. The Eddy Purchase Price and the NMPC Purchase Price shall be allocated among, and considered paid for, the Business Assets of each Seller in accordance with the procedure set forth on Schedule 3.4 hereto. Designated Buyers and Sellers shall report the purchase and sale of the Business Assets for all Tax purposes in a manner consistent with such allocation. Designated Buyers and Sellers shall file forms as required under Section 1060 of the Code.

         3.5 Payment of Taxes, Etc. Each Seller shall pay, promptly when due, all gross receipts, income or gains taxes payable in connection with the transfer of its Business Assets. The Applicable Designated Buyer shall, with respect to the Business Assets which it is acquiring, pay (i) all transfer taxes, sales and use taxes, stamp taxes and other Taxes payable in connection with the transfer of the Business Assets, (ii) survey, search and title insurance and other title fees, (iii) all filing fees for trademark or patent assignments, and (iv) the cost of recordation of deeds and other instruments of transfer referred to in Section 3.6(a)(1). Each party shall pay its filing fees payable in connection with the filing of any Notification and Report Forms and related material required to be filed with the Federal Trade

Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act.

         3.6      Closing Documents.

                  (a) Sellers' Deliveries. At the Closing, each Seller shall deliver to the Applicable Designated Buyer the following documents:

                           (1)      Such deeds, bills of sale, endorsements,
assignments, change of ownership forms with respect to water rights and other good and sufficient instruments of conveyance, transfer and consent, as shall (subject to Section 7.1(g) hereof) be effective to vest in Applicable Designated Buyer good and marketable title to the Business Assets of such Seller, free and clear of all liens, claims and encumbrances other than Permitted Liens or as resulting from Designated Buyers' or Parent's (or their Affiliates) acts and in form and substance reasonably satisfactory to Buyer's counsel.

                           (2)      An opinion, dated the Closing Date and
addressed to Designated Buyers, from each of Rubin Baum Levin Constant & Friedman and the Law Offices of W. T. Martin, Jr., P.A., in scope, form and substance reasonably satisfactory to Designated Buyers.

                           (3)      Copies of the instruments, authorizations,
approvals, consents and orders of third parties including, without limitation, all necessary approvals from federal, state and local authorities as may be required for the valid assignment and transfer to Applicable Designated Buyer, as of the Closing, of all right, title and interest in, to and under the Leases and the other agreements, consents, permits, licenses and instruments of such Seller listed on Schedule 2.1(5).

                           (4)      A good standing certificate of such Seller,
dated no earlier than seven Business Days prior to the Closing Date, issued by the Secretary of State of such Seller's state of incorporation and, in the case of EDDY, also a certificate issued by the Secretary of State of New Mexico as to EDDY's qualification to do business in such state.

                           (5)      A certificate from the Secretary or an
Assistant Secretary of such Seller certifying as to (A) the corporate charter and by-laws of Seller, (B) the directors' resolutions and any other required corporate action, including any shareholders resolutions, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (C) the names and authorized signatures of each of the officers of such Seller authorized to sign this Agreement and the other instruments executed and delivered by such Seller in connection herewith.

                           (6)      A certificate to the effect that each of the
conditions specified in Section 7.1(a), (b) and (c) is satisfied in all respects with respect to such Seller.

                           (7)      The Power of Attorney referred to in
Section 2.4(a).

                  (b) Designated Buyers' Deliveries. On the Closing Date, each Applicable Designated Buyer shall deliver to the Seller whose Business Assets it is purchasing the following documents:

                           (1)      An opinion, dated the Closing Date, and
addressed to each Seller, from Hughes & Luce, L.L.P., counsel to Parent and Designated Buyers, in scope, form and substance reasonably satisfactory to Sellers. In giving such opinion, such counsel may rely as to all matters of local law on local counsel provided such counsel states that they and Sellers may reasonably rely on the opinion of such local counsel.

                           (2)      Good Standing Certificates with respect to
Parent and such Applicable Designated Buyer, dated no earlier than seven Business Days prior to the Closing Date, issued by the Secretary of State of Mississippi.

                           (3)      Certificates from the Secretary or any
Assistant Secretary of each of Parent and each Applicable Designated Buyer certifying as to (A) the charter and by-laws of Parent and Applicable Designated Buyer, (B) the directors' resolutions and any other required corporate action, including any shareholders resolution, authorizing the execution and delivery of this Agreement and the consummation of the transactions con-templated hereby; and (C) the names and authorized signatures of each of the officers of Parent and Applicable Designated Buyer authorized to sign this Agreement and the other instruments executed and delivered by Parent or Applicable Designated Buyer in connection herewith.

                           (4) An instrument of assumption of liabilities in
form and substance reasonably satisfactory to Seller's counsel.

                           (5) A certificate to the effect that each of the
conditions specified in Section 7.2(a), (b) and (c) is satisfied.

         3.7 Further Assurances. Subject to the terms and condi-tions of this Agreement, each of the Sellers and Designated Buyers shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Business Assets and the other transactions contemplated by this Agreement. From time to time after the date hereof, without further consideration, each Seller shall, at Applicable Designated Buyer's expense, execute and deliver or cause to be executed and delivered such documents to Applicable Designated Buyer as such Applicable Designated Buyer may reasonably request in order more effectively to vest in such Applicable Designated Buyer good and marketable title to the Business Assets pursuant to this Agreement.

         Article 4         Representations and Warranties.

         4.1 Sellers. NMPC and EDDY, respectively, severally (but not jointly) represent and warrants to MI and MII, respectively, that the statements contained in this Section 4.1 with respect to itself and its Business Assets are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4.1).

                  (a) Organization, Qualification and Corporate Power. NMPC and Eddy are each corporations duly organized, validly existing and in good standing, under the laws of the States of New Mexico and Delaware, respectively. Seller (1) has all requisite corporate power and governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted and (2) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to do so would not have a Material Adverse Effect.

                  (b) Due Authorization; Noncontravention. The making and performance by Seller of this Agreement has been duly authorized by all necessary corporate action and does not in any material respect violate any law, rules, regulations, or orders to which Seller or any of its Business Assets is subject; or result in a breach of, or constitute a default under, the Certificate of Incorporation or By-laws of Seller, or, except as provided in Schedule 4.1(b), any material indenture or other agreement or instrument by which Seller or any of its Business Assets may be bound or affected; or result in or require the creation or imposition of any lien, charge or encumbrance upon or with respect to any of its Business Assets; except in the case of any of the foregoing in this Section 4.1(b) where such violation, breach, default, lien, charge or incumbrance would not have a Material Adverse Effect.

                  (c) Legal Compliance. Except as set forth in Schedule 4.1(c) hereto, there are no lawsuits or other proceedings pending or to the Knowledge of Seller, threatened against Seller or any of its properties or assets, before any court or arbitrator or by or before any governmental commission, bureau or other regulatory authority, which could have a Material Adverse Effect. Except as set forth in Schedule 4.1(c) hereto, Seller is not in default under or in violation of any law, rule, regulation, order, writ, injunction or decree of any court, arbitrator, governmental commission, bureau or other regulatory authority, which could have a Material Adverse Effect. To the Knowledge of Seller, there are no judgments outstanding against Seller.

                  (d) Title to Assets. Seller has good and marketable title to its Business Assets (in fee simple in the case of the real property described on Schedule 2.1(3) hereto), free and clear of all liens, claims and encumbrances other than Permitted Liens and except for the need to obtain certain consents set forth in Schedule 4.1(f) in connection with any assignment of certain of the Business Assets. There are no pending or, to Seller's Knowledge, threatened condemnation or eminent domain proceedings that could materially and adversely affect Buyer's right to use any premises or use and enjoy the benefit of lease-hold interests included in Seller's Business Assets from and after the Closing. Upon obtaining the above referenced consents and consummation of the transactions contemplated hereby, Applicable Designated Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Business Assets of Sellers, free and clear of any liens or encumbrances, except for Permitted Liens, or as may result from Parent's or Applicable Designated Buyers' (or their Affiliates) acts.

                  (e) Tax Matters. Seller has filed all tax and information returns required to be filed by it on or prior to the date hereof and has paid all Taxes required to be paid except such Taxes, if any, as are not yet due and payable or which are being contested in good faith and by proper proceedings (and for which appropriate reserves are established and recorded in the Financial Statements), and except where any such failure to file or pay would not have a Material Adverse Effect. Except as set forth on Schedule 4.1(e) hereto, Seller is not a party to any Tax allocation or sharing agreement.

                  (f) Consents. True, correct and complete copies of each material Lease, consent, permit, license, instrument and agreement of Seller listed on Schedule 2.1(5) have been delivered or made available to Buyer and all of the foregoing are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. Schedule 4.1(f) hereto contains a complete list of all consents and approvals of third parties (including, without limitation, governmental authorities) required for the consummation by Seller of the transactions contemplated by this Agreement.

                  (g) Validity. This Agreement and the other agreements and instruments executed and delivered by Seller pursuant hereto constitute the legal, valid and binding obligation of Seller each enforceable in accordance with its terms, except insofar as the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (h) Employees. Concurrently with the execution and delivery of this Agreement, Seller has delivered to Applicable Designated Buyer a list of the individuals currently employed by Seller indicating the positions which they now hold, their current rates of compensation and which employees, if any, are on short or long term disability, family and medical, military, workers' compensation, or any other type of leave of absence;

copies of all employee handbooks, and policy and procedure manuals; and copies of (or access to) documentation demonstrating compliance with all applicable notice and recordkeeping requirements including without limitation those required by the Fair Labor Standards Act, the Occupational Safety and Health Act, the Mine Safety and Health Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Polygraph Protection Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, and any other applicable federal, state or local law, regulation, rule or order relating to employment except where failure to so comply would not have a Material Adverse Effect.

                  (i) Assets Necessary for Business. Seller's Business Assets (together with Seller's Excluded Assets) constitute, and on the Closing Date will constitute, all of the assets, rights and property used or held for use in the Business by such Seller.

                  (j) Financial Statements. True, correct and complete copies of the NMPC Financial Statements and the Eddy Financial Statements have heretofore been delivered to Parent. Each of the NMPC Financial Statements and the Eddy Financial Statements has been prepared in conformity with generally accepted accounting principles on a consistent basis and fairly presents in all material respects the financial position of the respective Seller as of the date thereof and the results of the respective Seller's operations (in the case of annual statements) and cash flow data for the period(s) which are included in said Financial Statements. The Pro Forma Combined Financial Statements have been prepared in conformity with generally accepted accounting principles on a basis consistent with the NMPC Financial Statements and the Eddy Financial Statements and fairly present in all material respects the combined financial position of Sellers as of December 31, 1995 and March 31, 1996 and the combined operating and/or cash flow data for the periods for which such information is included in said Financial Statements.

                  (k) Intellectual Property. Seller has not used any Intellectual Property material in the conduct of the Business other than that listed on Schedule 2.1(4) hereto. Seller validly owns, beneficially and of record, the trade secrets and confidential business information included in its Know-how, free and clear of any lien, claim or encumbrance; and has the right to use all of the other Know-how material in the conduct of its Business. Seller is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has Seller entered into nor is it a party to any agreement or other instrument, which restricts or impairs Seller's use of any of its Intellectual Property or Know-how.

                  (l) Employee Benefit Plans. (1) Schedule 4.1(l) lists each Employee Benefit Plan that Seller maintains or to which Seller contributes.

                           (2)      To the Knowledge of Seller, except as set
forth on Schedule 4.1(l), each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code and other applicable law, except where the failure to comply would not have a Material Adverse Effect.

                           (3)      All contributions (including all employer
contributions and employee salary reduction contributions or other employee contributions) which are due have been paid to each such Employee Benefit Plan or are otherwise accrued as current liabilities in the Financial Statements.

                           (4)      Except as set forth on Schedule 4.1(l), each
such Employee Benefit Plan which is an Employee Pension Benefit Plan and is intended to be qualified under Code Sec. 401(a) has received a current, uncaveated determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Sec. 401(a).

                           (5)      Seller does not and has not maintained or
made contributions to, or been required to maintain or make contributions to, any Employee Pension Benefit Plan which is subject to Title IV of ERISA.

                           (6)      With respect to each such Employee Benefit
Plan, as applicable, Seller has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the Form 5500 Annual Reports for the three most recent plan years for which such reports have been required to be filed (except as set forth on Schedule 4.1(l) or where the failure to file such reports would not have a Material Adverse Effect); copies of the most recent determination letter application; medical claims data for the most recent annual period; and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                           (7)      With respect to the Eddy Retiree Medical
Trust Fund: (i) EDDY has made all contributions required to be made to such trust prior to and as of the Closing Date; (ii) neither Eddy nor MII have or shall have any fiduciary or administrative duty or responsibility with respect to such trust or with respect to the payment of benefits related to such trust and (iii) EDDY's obligations with respect to such trust are fully and accurately described in Section 4.05 of the Fourth Amended Plan of Reorganization of Trans-Resources, Inc. and EDDY, as filed in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, on April 25, 1988.

                           (8)      Seller does not contribute to and has never
contributed to a Multiemployer Plan.

                           (9)      With respect to each Employee Benefit Plan
that Seller maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                           (A) No liability exists as a result of the complete
                  or partial termination of any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                           (B) No action, suit, proceeding, hearing, or
                  investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect.

                           (10)     Seller has not incurred any liability with
respect to an Employee Benefit Plan as a result of being a member of a "Controlled Group," except to the extent the liability would not have a Material Adverse Effect.

                  (m) Environmental Matters. Other than as set forth on or referred to on Schedule 4.1(m) hereto and to the Knowledge of
Seller:

                           (1)      Seller is not in material violation of any
Environmental Law which could have a Material Adverse Effect.

                           (2)      There is no action or proceeding by any gov-
ernmental or regulatory body of which Seller has actual notice pending against Seller or threatened against Seller by any governmental or regulatory body that alleges or would allege any violation of any Environmental Law.

                           (3)      There are no facts, events, conditions, cir-
cumstances, activities, practices, incidents, actions or omissions that could reasonably be expected to result in a material liability to Seller under any Environmental Law.

                           (4)      Seller has not received any notice that it
may be a potentially responsible party at any waste disposal site.

                           (5) The Business Assets are free of environmental
liens, the presence of hazardous substances, hazardous waste, PCBs, petroleum products, radon, underground or above ground storage tanks, and other on-site conditions of environmental concern, any of which would have a Material Adverse Effect.

                           (6) Seller has all environmental permits necessary
for operations on any owned or leased property and is in material compliance with all such permits except where the failure with respect to any of the foregoing would not have a Material Adverse Effect.

                           (7) There has been no off-site disposal of hazardous
substances or waste by Seller in violation of any Environmental Law which would have a Material Adverse Effect.

                  (n) Insurance. Schedule 4.1(n) hereto contains a true and complete list of all policies of insurance and fidelity or surety bonds currently in force covering Seller's Business. Also included on Schedule 4.1(n) is a list of all claims, if any, relating to Seller currently pending or which have been settled during the last 12 months under any of the policies set forth on Schedule 4.1(n).

                  (o) Brokers. Except for Goldman, Sachs & Co., the fees of which shall be paid by Sellers, neither Sellers nor anyone acting on behalf of Sellers has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

                  (p) No Material Adverse Effect. Since March 31, 1996, Seller has conducted its business in the ordinary course consistent with past practices, and there has not been any Material Adverse Effect.

                  (q) No Material Undisclosed Liabilities. Except as expressly set forth on the Schedules hereto, there are no liabilities of the Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities disclosed or provided for in the Financial Statements, (ii) current liabilities incurred in the ordinary course of business since December 31, 1995, which in aggregate are not material to the Business, taken as a whole, and (iii) Excluded Liabilities.

                  (r) Inventory. All inventory set forth on the March 31, 1996 balance sheet of Seller and not sold in the ordinary course of business will on the Closing Date be owned free and clear of any lien or encumbrance, other than Permitted Liens. All of the inventory recorded on the March 31, 1996 balance sheet of Seller consisted of, and all inventory related to the Business of Seller on the Closing Date will consist of, items of a quality usable or saleable in the normal course of such Seller's Business consistent with past practice.

                  (s) Receivables. All accounts receivable and other receivables reflected on the March 31, 1996 balance sheet of Seller are (other than receivables collected since the date of this Agreement), and all accounts receivable and other receivables arising from or otherwise relating to the Business at the Closing Date will be, valid, genuine and to Seller's knowledge fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Financial Statements.

                  (t) Employee Relations. Except as set forth on Sched-ule 4.1(t): (i) there is no strike, dispute, slow down, or stop-page actually pending or threatened against or involving Seller; (ii) no representation questions exist respecting the employees of Seller; (iii) no material grievance exists which might have a Material Adverse Effect, (iv) no arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no claim therefor has been asserted; (v) no collective bargaining agreement has existed or is currently being negotiated by Seller;
(vi) and Seller has not experienced any material labor difficulty or organizing activity during the last three years.

                  (u) Employee Matters. Except as set forth on Schedule 4.1(u), Seller is in substantial compliance with all applicable federal, state and local laws, regulations and orders respecting wages and hours, leaves of absence, safety, and other terms and conditions of employment with respect to its employees except where the failure to be in such compliance would not result in a Material Adverse Effect. Except as set forth on Schedule 4.1(u) hereto, no employment discrimination, wage and hour, safety, unfair labor practice or other complaints, charges, citations or other notices of violations have been filed or issued against Seller or, to Seller's knowledge, threatened to be filed with or issued by any federal, state or local governmental authorities over Seller's labor or employment matters except where such filing or issuance would not have a Material Adverse Effect.

                  (v) Material Contracts. Schedule 4.1(v) hereto contains a true and complete listing of the following oral and writ-ten contracts and agreements (and all amendments, supplements and modifications thereto) to which Seller is a party: (i) any contract or agreement relating to capital expenditures of more than $50,000; (ii) all current or pending contracts or agreements between Seller and any other party which involve, in the aggregate, the payment or receipt by Seller of more than $100,000, which cannot be cancelled without penalty upon thirty (30) days' notice; (iii) any loan or advance to, or investment in, any Person or any contract or agreement relating to the making of any such loan, advance, or investment, except that employee loans or travel advances need not be listed unless the aggregate of such loans or advances shall exceed $50,000; (iv) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person; (v) any management, consulting, employee, severance, union, termination agreement or similar contract or agreement; (vi) any contract or agreement limiting the freedom of Seller or its successors from engaging in any line of business, soliciting employees or customers, or competing with any Person and any contract or agreement where any Person has agreed not to compete with Seller or its Affiliates; (vii) any contract or agreement which, to the best knowledge of Seller, may be reasonably expected to have a Material Adverse Effect; and (viii) any contract, commitment, or agreement between (1) Seller and (2) any shareholder, officer, employee, or director (or any of their Affiliates) of Seller. Each contract or agreement disclosed on Schedule 4.1(v) hereto is a valid and binding agreement of Seller and is in full force and effect, and neither Seller nor, to the knowledge of Seller, any other party thereto is in default in any material respect under the terms of any such contract or agreement.

                  (w) Reserve for Workers' Compensation. All liabilities arising out of or otherwise relating to Seller's Workers' Compensation program will be included as current liabilities in the Closing Balance Sheet, except to the extent such liabilities would not have a Material Adverse Effect.

         4.2 Parent and Designated Buyers. Parent and MI (with respect to itself and Parent), jointly and severally represent and warrant to NMPC, and Parent and MII (with respect to itself and Parent) jointly and severally represent and warrant to EDDY that the statements contained in this Section 4.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.2).

                  (a) Organization. Parent and Designated Buyer are each a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi.

                  (b) Due Authorization; Noncontravention. The making and performance by Parent and Designated Buyer of this Agreement and the other agreements and instruments executed and delivered by Parent and Designated Buyer pursuant hereto have been duly authorized by all necessary corporate action and do not and will not in any material respect violate any material provision of law, rules, regulations or orders; or result in a material breach of, or constitute a material default under, Parent or Designated Buyer's respective Certificates of Incorporation or By-laws or any indenture or other agreement or instrument by which Parent or Designated Buyer or any of their respective properties may be bound or affected; or result in, or require, the creation or imposition of any lien upon or with respect to any of Parent's or Designated Buyer's properties.

                  (c) Validity. This Agreement and the other agreements and instruments executed and delivered by Parent or Designated Buyer pursuant hereto constitute the legal, valid and binding obligation of Parent or Designated Buyer, as the case may be, enforceable in accordance with its terms, except insofar as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (d) Brokers. Neither Parent nor Designated Buyer nor anyone acting on behalf of either of them has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

                  (e) Legal Compliance. There are no lawsuits or other proceedings pending or to the Knowledge of Parent or Designated Buyer threatened against Parent or Designated Buyer or any of their respective properties or assets, before any court or arbitrator or by or before any governmental commission, bureau or other regulatory authority which affect Parent's or Designated Buyer's ability to consummate the transactions contemplated by this Agreement. Neither Parent nor Designated Buyer is in default under or in violation of any law, rule, regulation, order, writ, injunction or decree of any court, arbitrator, governmental commission, bureau or other regulatory authority, and there are no judgments outstanding against Parent or Designated Buyer, in each case which affect Parent's or Designated Buyer's ability to consummate the transaction contemplated by this Agreement. Other than the consents set forth on Schedule 4.2(e), to Parent's or Designated Buyer's Knowledge, no consents or approvals of third parties are necessary for the consummation by Parent and Designated Buyer of the transactions contemplated by this Agreement.

                  (f) Financing. Designated Buyer either (i) has available on hand, from its working capital or currently available unrestricted credit facilities, or (ii) has obtained (and delivered to each Seller) commitments for all financing that will be required to provide, all of the cash that Designated Buyer will need to consummate the purchase of the Business Assets.

                  (g) Inspections; Limitation of Seller's Warranties. Parent and Designated Buyer are each an informed and sophisticated participant in the transactions contemplated by this Agreement and have been advised by Persons experienced in the evaluation and purchase of enterprises such as the Business of each Seller, and along with such Persons have undertaken such investigation, and have been provided with and have evaluated such documents and information, as Parent and Designated Buyer and their advisors have deemed necessary to enable them to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Anything herein to the contrary notwithstanding, Parent and Designated Buyer acknowledge that Applicable Designated Buyer is acquiring the Business of a Seller without any representation or warranty, express or implied, by either Seller or any of its Affiliates except as expressly set forth herein. In furtherance of the foregoing, and not in limitation thereof, Parent and Designated Buyer acknowledge that neither Seller nor any of their advisors, including, without limitation, Goldman, Sachs & Co., or any of their respective Affiliates or representatives had made any representation or warranty, express or implied, with respect to and Parent and Designated Buyer are not relying upon (i) the information set forth in the Confidential Memorandum dated January 1996 which was provided to Parent, (ii) any other information provided to Parent or Designated Buyer pursuant to the confidentiality agreement which Parent executed prior to the Confidential Memorandum having been furnished to it, or (iii) any financial projection or forecast delivered to Parent or Designated Buyer with respect to the revenues or profitability or financial position which may arise from the operation of the Business either before or after the Closing Date. With respect to any projection or forecast delivered by or on behalf of Seller to Parent or Designated Buyer, Parent and Designated Buyer acknowledge that (i) there are uncertainties inherent in attempting to make such projections and forecasts; (ii) they are each familiar with such uncertainties, generally; (iii) they are each taking full responsibility for making their own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to them; and (iv) neither Parent nor either Designated Buyer shall have a claim against either Seller or any of its advisors including, without limitation, Goldman, Sachs & Co., or any of their respective Affiliates with respect to such projections or forecasts or the assumptions relating to such projections or forecasts.

         Article 5  Pre-Closing Covenants.

         5.1 Pre-Closing Covenants. Sellers, Parent and Designated Buyers agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) General. Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 7 below).

                  (b) Notices and Consents; Hart-Scott Rodino and Other Antitrust Matters. (i) Each Seller will give any notices to third parties, and (subject to Section 7.1(g)) use its reasonable best efforts to obtain any third party consents (set forth on Schedule 4.1(f)), necessary to consummate the transactions contemplated hereby, and Parent and Designated Buyers will use their reasonable best efforts to obtain the consents and approvals set forth on
Schedule 4.2(e). Subject to Section 7.1(g), each of the parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies necessary for consummation of the transactions contemplated hereby.

                                         (ii) Without limiting the generality of
the foregoing, each of the parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain a waiver from the applicable waiting period, will make any further filings pursuant thereto or pursuant to any other applicable antitrust law that may be necessary, proper, or advisable in connection therewith, and will cooperate with each other in connection with their respective filings under any such antitrust law and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any governmental authority, including, without limitation, the Federal Trade Commission or the Antitrust Division of the Department of Justice or any state attorney general.

                                         (iii) Each party hereto shall promptly
inform the other parties of any material communication received by such party from any governmental authority pursuant to any antitrust law (including from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any state attorney general) regarding any of the transactions contemplated by this Agreement. Without limitation to the foregoing, Parent and Designated Buyers will advise Sellers promptly in respect of any understandings, undertakings or agreements (oral or written) which Parent or any Designated Buyer proposes to make or enter into with the Federal Trade Commission, the Antitrust Division of the Department of Justice, any state attorney general or any other domestic or foreign governmental authority in connection with the transactions contemplated hereby.

                                         (iv) In furtherance and not in limita-
tion of the covenants contained in this Section 5.1(b), each party hereto shall use its best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust law.

                                         (v) Notwithstanding the foregoing, each
party hereto agrees and acknowledges that no party hereto shall be required to divest or hold separate or otherwise take or commit to take any material action that, prior to the Closing, materially limits its freedom of action with respect to, or its ability to retain, the business of such party.

                   (c) Full Access. Each Seller will permit representatives of Parent and Applicable Designated Buyer to have full access at all reasonable times, and in a manner so as not to unreasonably interfere with its normal business operations, to all of its premises, properties, personnel, books, records (including tax records), contracts, and documents. Parent and Designated Buyers will, and will cause their representatives to, treat and hold as such any Confidential Information they receive from a Seller in the course of the reviews contemplated by this Section 5.1(c), will, and will cause their representatives to, not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will, and will cause their representatives to, return to the respective Seller all tangible embodiments (and all copies) of the Confidential Information which are in their possession and will not take business advantage of any such information.

                   (d) Operation of Business. Prior to the Closing Date, each Seller shall conduct its business only in the ordinary course consistent with past practices and shall use all commercially reasonable efforts to (i) preserve its present business organization, (ii) keep available the services of substantially all of its present officers and employees, (iii) preserve present material business relationships, (iv) maintain and keep the Business Assets, (v) not purchase, sell, lease, encumber or otherwise dispose of any assets, except in the ordinary course of business and consistent with past practice, (vi) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained, (vii) pay and perform, when due, all material obligations under contracts, leases and documents relating to or affecting the Business Assets and the Business of such Seller, except where such Seller is disputing the foregoing in good faith, and (viii) comply with and perform all material obligations and duties imposed by federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities, except in the case of clauses (vii) or (viii) as set forth on Schedule 5.1(d) or where the failure to so pay, perform or comply would not have a Material Adverse Effect. In addition, prior to the Closing Date, a Seller shall not, without the prior written consent of Applicable Designated Buyer, borrow or agree to borrow any funds or guarantee or agree to guarantee the obligations of others, except pursuant to the $3,000,000 Credit Agreement, dated as of October 13, 1995, between EDDY and General Electric Capital Corporation, or that certain Credit Agreement, dated as of November 3, 1995, between NMPC's parent corporation, Cedar Chemical Corporation ("Cedar"), The Chase Manhattan Bank, N.A., as Administrative Agent and the other parties thereto, or except where any such borrowing or guarantee will not result in any liability or obligation to be assumed by Designated Buyer. Each Seller shall notify Applicable Designated Buyer of any unexpected emergency or other change in the normal course of Seller's Business or in the operation of Seller's properties and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, and keep Applicable Designated Buyer informed of such events.

                  (e) Exclusivity. Sellers shall negotiate exclusively with Parent and Designated Buyers with respect to the acquisition of the Business Assets and shall not directly or indirectly: (i) solicit any other buyers for all or any part of the capital stock or assets of Sellers; (ii) encourage any third parties to bid for any of the assets of Sellers or to purchase shares of the capital stock of Sellers or participate in any negotiations or discussions with any such third parties with respect thereto; (iii) provide business or financial information (not otherwise publicly available) concerning Sellers to any third parties except in the ordinary course of business; or (iv) assist or cooperate with any third party to make any proposal to purchase all or any part of the capital stock or assets of Sellers. In addition, Sellers shall direct their financial and other advisors and representatives to comply with each of the foregoing covenants.

                  (f) Letters of Credit; Security Deposits, Surety Bonds. On or prior to the Closing Date, Parent and Applicable Designated Buyer will use their best efforts to cooperate with Seller to secure releases from all such Seller's obligations under all letters of credit, security deposits, surety and performance bonds, guarantees and other performance assurance obligations which are set forth on Schedule 5.1(f) and will furnish all instruments to the reasonable satisfaction of the party secured thereby.

                  (g) Confidentiality Agreements. During the period from the date of this Agreement through the Closing Date, each Seller shall not terminate, amend, modify or waive any provision of any confidentiality agreement to which it is a party. During such period, each Seller shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

         Article 6  Post-Closing Covenants.

         6.1      Certain Employee Matters.

                  (a) Current Employees. (1) The Applicable Designated Buyer agrees to offer employment, as of the Closing Date, to substantially all individuals then currently employed by the respective Seller or any Affiliate thereof, who are then currently engaged in the Business and are listed on Schedule 6.1(a) ("Business Employees"). On or before the Closing Date, each Applicable Designated Buyer shall deliver to Seller a list of Business Employees of such Seller to whom it will not be offering employment as of the Closing Date. Sellers make no representations or warranties regarding which, if any, Business Employees will accept Designated Buyers' offers of employment.

                           (2)      Applicable Designated Buyer shall continue
the terms of employment of any Business Employee who accepts employment with such Designated Buyer ("Continued Employee") with respect to current rates of compensation, levels of job seniority and benefits that are, in the aggregate, substantially equivalent, until at least 90 days after the Closing Date. Thereafter, except as expressly provided elsewhere in this Agreement, including this Section 6.1, Applicable Designated Buyer, in its sole discretion, may modify the terms and conditions of employment of any Continued Employee. Nothing herein shall prevent Applicable Designated Buyer from disciplining any employee, or terminating any employee for cause, or, except as expressly provided in this Agreement, including this Section 6.1, from amending or terminating any Employee Benefit Plan, regardless of whether such action occurs within 90 days after the Closing Date.

                           (3)      Nothing expressed or implied in this Agree-
ment, including this Section 6.1, is intended to confer upon any Employee or his legal representatives any rights or remedies, including, without limitation, any rights of employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

                  (b) Medical, Insurance and Other Benefits. (1) (A) All expenses or claims covered under medical, travel accident, accidental death and dismemberment and life insurance plans (if any) of a Seller and which have been incurred by Employees and their dependents before the Closing Date, irrespective of the time at which claims are presented, are the responsibility of such Seller and shall be paid directly by such Seller or its insurance carrier to such Employees and their dependents. No amount for the above-mentioned expenses or claims shall be included as current liabilities on the Closing Balance Sheet. All expenses or claims covered under medical, travel accident, accidental death and dismemberment and life insurance plans (if any) of a Designated Buyer and which are incurred by Continued Employees and their dependents on or after the Closing Date, including any expenses attributable to facts or conditions exist-ing on or before the Closing Date, are the responsibility of such Designated Buyer and shall be paid directly by such Designated Buyer or its insurance carrier to such Continued Employees and dependents. To the extent permitted by law, each Designated Buyer agrees to provide credit toward the payment of any deductible and to recognize past service of Continued Employees with a Seller or any Affiliate thereof for the purpose of any such plans it adopts for the benefit of Continued Employees. Except as expressly provided elsewhere in this Agreement, including this Section 6.1, nothing in this subsection (b)(1)(A) shall require a Designated Buyer to provide any such plans or benefits to any employee.

                                    (B) Except as expressly provided elsewhere
in this Agreement, including this Section 6.1, each Designated Buyer in its sole discretion may determine the terms of any group health insurance plan that it may elect to provide Continued Employees and their dependents and may modify or terminate such plan at any time; provided, however, that effective as of the Closing Date, each Designated Buyer agrees to provide to Continued Employees and their dependents a group health plan without any exclusion for pre-existing conditions. As soon as practicable, each Applicable Designated Buyer agrees to furnish the respective Seller with information as to which Continued Employees have enrolled in such plan.

                                    (C) Notwithstanding anything in subsection
(b)(1)(B) to the contrary, a Designated Buyer shall not be required to provide coverage for pre-existing conditions, or for persons who are not actively at work or who are confined in a hospital, other institution or at home under a physician's care as of the Closing Date, in a group health plan with respect to

Continued Employees if such Designated Buyer uses its best efforts to obtain coverage for pre-existing conditions and such persons either (i) from its stop-loss carrier on reasonable terms or (ii) by assuming or continuing Seller's existing stop-loss insurance coverage on reasonable terms and is unable to obtain such coverage from either such insurance carrier or to assume or continue such coverage on reasonable terms. Each respective Seller agrees to provide Applicable Designated Buyer such information as it may request for purposes of seeking such coverage. Prior to the Closing Date, each Designated Buyer agrees to furnish the respective Seller with information as to whether an exclusion for pre-existing conditions or for persons specified in this subsection (b)(1)(C) applies to Continued Employees.

                           (2)      All short-term, long-term and extended dis-
ability benefits under the terms of a Seller's plans (if any) payable to a Seller's Employees and their dependents who became disabled before the Closing Date are the responsibility of such Seller and shall be paid directly by such Seller or its insurance carrier to such Employees and their dependents. No amount for the above-mentioned benefits shall be included in current liabilities on the Closing Balance Sheet. All short-term, long-term and extended disability benefits under the terms of a Designated Buyer's plans (if any) payable to Continued Employees and their dependents who become disabled on or after the Closing Date shall be the responsibility of such Designated Buyer and shall be paid directly by such Designated Buyer or its insurance carrier to such Continued Employees and their dependents. Except as expressly provided elsewhere in this Agreement, including this Section 6.1, nothing in this subsection (b)(2) shall require a Designated Buyer to provide any such plans or benefits to any Continued Employee.

                           (3) Each Seller agrees to fulfill its obligations
under continuation coverage rules of COBRA with respect to a "qualifying event," within the meaning of Section 4980B(f) of the Code or Section 603 of ERISA, occurring on or before the Closing Date with respect to any Employees and their dependents. Each Designated Buyer shall fulfill all such obligations with respect to any "qualifying event" that occurs after the Closing Date with respect to any Continued Employees and their dependents.

                           (4) If any Employees are terminated from employ- ment
by a Seller as a result of the transactions contemplated by this Agreement or otherwise, any obligations arising out of such termination of employment, including but not limited to severance (including any severance payments due under the terms of the Eddy Potash, Inc. Severance Pay Benefit Plan, an Employee Welfare Benefit Plan and Trust), accrued vacation pay, COBRA obligations, notices or compensation required under the Worker Adjustment and Retraining Notification ("WARN") Act, employment discrimination complaints, unfair labor practice charges, grievance under any collective bargaining agreement, breach of contract claims, and wrongful termination and related tort claims shall be the sole responsibility of such Seller. If any Continued Employees are terminated by Applicable Designated Buyer, any obligations arising out of such termination of employment, including but not limited to severance, accrued vacation pay, COBRA obligations, notices or compensation required under the Worker Adjustment and Retraining Notification ("WARN") Act, employment discrimination complaints, unfair labor practice charges, grievance under any collective bargaining agreement, breach of contract claims, and wrongful termination and related tort claims, shall be the sole responsibility of Applicable Designated Buyer. Nothing in this subsection (b)(4) shall require Applicable Designated Buyer to provide any severance pay benefits, medical coverage, vacation, or other benefits to any employee or former employee except as expressly provided elsewhere in this Agreement, including this
Section 6.1. Except as expressly provided elsewhere in this Agreement, including this Section 6.1, each Applicable Designated Buyer reserves the sole right to design, structure, amend or terminate any severance plan, medical plan, vacation policy, or other plan or policy as it sees fit.

                           (5) With respect to Continued Employees, Applicable
Designated Buyer shall continue to apply the vacation policy of the respective Seller or any Affiliate thereof that is currently in effect (the "Seller's Vacation Policy") at least until December 31, 1996 so that each Continued Employee shall be entitled to use any vacation time and receive any vacation pay to which he or she would otherwise be entitled until at least December 31, 1996 under such Seller's Vacation Policy. Thereafter, Applicable Designated Buyer may in its sole discretion amend, modify, or terminate such Seller's Vacation Policy. From and after the Closing Date, Applicable Designated Buyer will recognize past service of Continued Employees with the respective Seller or any Affiliate thereof for purposes of all vacation policies of Applicable Buyer applicable to Continued Employees.

                           (6) After the Closing Date, each Designated Buyer and
each Seller shall each provide the other on a continuing basis at no cost to the other such information regarding Continued Employees as the other shall reasonably request.

                           (7) NMPC agrees that as of the Closing Date it shall
terminate its severance policy for the benefit of its Employees.

                  (c) Designated Buyers' Plans. Each Designated Buyer shall cause each Continued Employee to be eligible to participate in a defined contribution plan qualified under Code Section 401(a) and 401(k) ("Buyer Plan"). To the extent permitted by law, the Applicable Designated Buyer shall cause each Continued Employee to be granted credit for service with Seller or any affiliate thereof for purposes of eligibility and vesting in such Designated Buyer's Plan.

                  (d) Supersession. This Section 6.1 shall govern employee benefits and labor and employment matters and shall supersede any provision in this Agreement to the contrary.

         6.2 Record Retention and Winding Up. All of a Seller's files of correspondence, lists, records (in whatever medium the records are stored), manuals and books of account concerning past, present and prospective customers and compliance with the rules and regulations of all federal, state or local regulatory agencies including, without limitation, with respect to matters relating to the litigations which are set forth on Schedule 4.1(c) ("Litigations"), required by such Seller, including, without limitation, for use in connection with the Litigations or for the preparation of tax returns and the like (collectively, "Filings"), shall be made available to such Seller and its Affiliates, during normal business hours and without unreasonable interference with the business operations of the Applicable Designated Buyer or Parent, for examination and duplication (at such Seller's expense) after the Closing Date for a period of five years. Thereafter, at least 60 days prior to destroying any of said files, lists, records, manuals and books of account, the Applicable Designated Buyer shall give notice of its intention to do so to the respective Seller. If such Seller shall notify the Applicable Designated Buyer that it wishes to retain any of such files, lists, records, manuals or books of account which such Designated Buyer intends to destroy, the Applicable Designated Buyer shall (at such Seller's expense) deliver such files, lists, records, manuals or books of account to a location designated by such Seller in said notification.

         6.3 Cooperation. Each Designated Buyer agrees that it shall cooperate with each Seller in connection with the Litigations by providing upon reasonable notice the services of employees of such Designated Buyer having knowledge of facts in connection therewith in order to assist such Seller in the preparation of such Seller's defenses and to testify at depositions or trials thereof. Each Designated Buyer also agrees that it shall cooperate with Sellers in connection with any Filings by providing upon reasonable notice the services of Employees of such Designated Buyer having knowledge of facts in connection therewith in order to assist each Seller in connection therewith. In consideration of the foregoing, each Seller agrees that it shall pay to Designated Buyer the reasonable cost of the time expended by such Designated Buyer's personnel and shall reimburse the reasonable out-of-pocket costs incurred by such employees in providing such testimony or assistance and the costs of all photocopying and delivery of any documents provided to a Seller by such Designated Buyer.

         6.4 Name Change. Within 30 days after the Closing, each Seller agrees to amend its charter documents to change its corporate name to a name bearing no resemblance to its current name so as to make each Seller's corporate name available to the Applicable Designated Buyer.

         Article 7  Conditions to Obligation to Close.

         7.1 Conditions to Obligation of Designated Buyers. The obligation of each Designated Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to the concurrent consummation of the other Designated Buyer's transaction with the other Seller pursuant hereto and to satisfaction of the following conditions:

                  (a) Representations and Warranties. The representa-tions and warranties set forth in Section 4.1 above shall be true and correct in all material respects at and as of the Closing
Date;

                  (b) Performance by Seller. Each Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, including without limita-tion, the deliveries set forth in Article 3.6(a) hereof;

                  (c) No Action or Proceedings. There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (d) Hart-Scott-Rodino. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                  (e) Satisfaction of Designated Buyers. All actions to be taken by a Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Designated Buyers;

                  (f) Intercompany Agreements. All agreements and arrangements between either Seller and any of its Affiliates shall have expired or been terminated effective prior to the Closing Date;

                  (g) Third Party Consents. All consents and approvals from governmental and regulatory bodies and from parties to contracts or other agreements listed on Schedule 4.1(f) shall have been obtained; provided, however, that with respect to consents of the U.S. Bureau of Land Management ("BLM"), this Section 7.1(g) shall be deemed already satisfied by the three letters, each dated May 15, 1996, and attached hereto as Schedule 7.1(g)(A) hereto, from the District Manager of the Roswell District of the BLM as to: (i) waiver of the lessee acreage restrictions, (ii) acceptance of Designated Purchasers' assumption of responsibility for compliance with closure requirements relating to the mines, and (iii) approval of the Assignments and Applications for Approval of the Transfers upon the filing thereof, unless any of said letters shall be withdrawn or materially adversely modified by the unilateral action of the BLM.

A Designated Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing.

                  (h) Vicksburg Agreement. MI shall have entered into a Product Sales Agreement, substantially in the form of Exhibit A hereto, with Vicksburg Chemical Company ("Vicksburg"), an affiliate of Sellers.

         7.2 Conditions to Obligation of Sellers. The obligation of each Seller to consummate the transactions to be performed by it in connection with the Closing is subject to the concurrent consummation of the Applicable Designated Buyer's transaction with the other Seller and to satisfaction of the following conditions:

                  (a) Representations and Warranties. The representations and warranties set forth in Section 4.2 above shall be true and correct in all material respects at and as of the Closing Date;

                  (b) Performance by Designated Buyers. Each Designated Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, includ- ing, without limitation, the deliveries set forth in Section 3.6(b) hereof;

                  (c) No Action or Proceedings. There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (d) Hart-Scott-Rodino.  All applicable waiting periods
(and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                  (e) Satisfaction of Sellers. All actions to be taken by Parent or Designated Buyers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to each Seller;

                  (f) Letters of Credit, Security Deposits, etc. Each Seller shall have been released, in a manner reasonably satisfactory to such Seller, from all obligations under all letters of credit, security deposits, surety and performance bonds, guarantees and other performance assurance obligations which are set forth on Schedule 5.1(f) and shall have received back all such security deposits;

                  (g) Cedar Release Under GECC Agreement. Cedar shall have been released as a guarantor under the Master Lease Agreements between NMPC and General Electric Capital Corporation;

                  (h) Release of Sellers from Mine Closure Liability. The May 15, 1996 letter from the BLM releasing Sellers from any responsibility or liability for compliance with closure requirements relating to the mines, included in Schedule 3.3(a)(3), shall continue in full force and effect; and

                  (i) Vicksburg Agreement. MI and Vicksburg shall have entered into the agreement described in Section 7.1(h) hereof.

         A Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

         Article 8  Termination.

         8.1 Termination. The parties may terminate this Agreement as provided below:

                  (i) Designated Buyers and Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) Designated Buyers may terminate this Agreement by giving written notice to Sellers at any time prior to the Closing (A) in the event a Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Designated Buyers have notified Sellers of such breach, and such breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 1, 1996, by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results from a Designated Buyer or Parent itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iii) Sellers may terminate this Agreement by giving written notice to Designated Buyers at any time prior to the Closing (A) in the event Parent or a Designated Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Sellers have notified Designated Buyers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 1, 1996, by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results from a Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

         8.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party; provided, however, that (i) the confidentiality provisions contained in Section 5.1(c) above and the publicity provisions contained in Section 10.1 below shall survive termination, and (ii) if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or from a willful breach of any party to this Agreement, such party shall be fully liable for any and all losses and damages incurred or suffered by the other parties as a result of such failure or breach.

         Article 9  Indemnification.

         9.1      Survival of Warranties; Etc.

                  (a) The representations and warranties made in this Agreement, the Schedules hereto and any documents delivered by any of the parties pursuant hereto shall survive and remain in full force and effect from and after the date hereof, for the periods set out below:

                           (1)      Except for the representation and set forth
in Sections 4.1(d), 4.1(e) and 4.1(g) hereof, all of the representations and warranties in this Agreement shall expire and be of no further force and effect after the six month anniversary of the Closing Date.

                           (2)      The representations and warranties made by
Sellers in Section 4.1(d) hereof shall survive and remain in full force and effect from and after the date hereof without expiration.

                           (3)      The representations and warranties made by
Sellers in Sections 4.1(e) and 4.1(g) shall survive and remain in full force and effect until the expiration of the applicable statutes of limitation by which any governmental authority, or party, as the case may be, may assert a claim with respect to the subject matter of such Section.

                  (b) Each of the parties acknowledges that there are no representations or warranties by or on behalf of any party hereto or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement or on a Schedule hereto.

                  (c) All references in this Article 9 to "losses," "damages" or any "deficiency" suffered or incurred by a party or its Affiliates shall be: (i) deemed to include all reasonable costs and expenses (including reasonable attorneys' fees, amounts paid as judgments or settlements and costs of investigation) incurred by the Person entitled to indemnification in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters for which such person is indemnified against under this Agreement; and (ii) reduced by the amount of proceeds recovered from any indemnification, contribution or right over, or from and against, any Person who is not an Affiliate of such party. Parent, each Designated Buyer and each Seller, as the case may be, shall each take all reasonable steps to recover under any applicable right of indemnification or contribution from Persons other than a party hereto, but its failure to make any such recovery shall not serve to limit or impair its rights under this Article 9.

         9.2 Seller's Indemnification. Subject to the limitations and restrictions contained elsewhere in this Article 9, each Seller hereby agrees (severally and not jointly) to indemnify, defend and hold the Applicable Designated Buyer and Parent, their Affiliates, successors and assigns and their respective representatives (collectively, "Buyer's Indemnitees") harmless from and against any and all losses that such Buyer's Indemnitees may at any time suffer or incur, or become subject to, as a result of or in connection with (i) any breach or inaccuracy of any of the representations and warranties made by such Seller in or pursuant to this Agreement if asserted by Buyer's Indemnitees during the period that such representations and warranties survive; (ii) any failure by such Seller to carry out perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and instruments delivered by such Seller pursuant to this Agreement; (iii) claims by third parties against the Applicable Designated Buyer relating to the operation and ownership by such Seller of the Business Assets, the performance by such Seller under the Assumed Liabilities, the conduct of the business of such Seller prior to the Closing Date and the performance by Seller under the Excluded Liabilities and (iv) indebtedness, if any, of the Sellers which Applicable Designated

Buyer pays to BLM pursuant to the letter from Designated Buyers to BLM attached hereto as Schedule 9.2. Notwithstanding the foregoing, Sellers shall not be required to indemnify Buyer's Indemnitees under this Section 9.2 (other than under clause (iv) above) unless and until the aggregate amount of such losses shall exceed $250,000 at which time Sellers will be obligated to indemnify Buyer's Indemnitees for all additional losses in excess of $250,000; provided, however, in no event shall Sellers be liable to Buyer's Indemnitees hereunder (including pursuant to (iv) above) for an amount in excess of $5,000,000 (in the aggregate for both Sellers and for Buyer's Indemnitees of both Designated Buyers).

         9.3 Designated Buyer's Indemnification. The Designated Buyers hereby jointly and severally agree to indemnify, defend and hold each Seller, its Affiliates, successors and assigns and their respective representatives (collectively, "Seller's Indemnitees") harmless from and against any and all losses that Seller's Indemnitees may at any time suffer or incur, or become subject to, as a result of or in connection with (i) any breach or inaccuracy of any of the representations and warranties made by Parent or a Designated Buyer in or pursuant to this Agreement; (ii) any failure of a Designated Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and instruments delivered by a Designated Buyer pursuant to this Agreement; and (iii) claims by third par-ties against a Seller or its Affiliates relating to the operation and ownership by a Designated Buyer of the Business Assets, the performance by a Designated Buyer under the Assumed Liabilities and the conduct of the business of a Designated Buyer (so long as such claims or losses arise from events that occurred after the Closing Date).

         9.4 Defense of Claims. A Seller and a Designated Buyer shall each give prompt notice to the other of any claim against the party giving notice which might give rise to a claim based upon any indemnity contained herein. The notice shall set forth in reasonable detail the nature and basis of the claim and the actual or estimated amount thereof. The failure to provide such notice promptly will not relieve the indemnifying party of its obligations under Article 9 unless and only to the extent that the failure to give such notice promptly materially prejudiced the ability of the indemnifying party to defend against such claim. In the event any action, suit or proceeding is brought against a party with respect to which the other party hereto may have liability under any indemnity contained herein, the indemnifying party shall have the right, at its sole cost and expense, to defend such action in the name and on behalf of the indemnified party with counsel reasonably satisfactory to the indemnified party. The parties hereto agree to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding. The indemnified party shall have the right to partici-pate, at its own expense and with counsel of its choosing, in the defense of any claim against which it is indemnified hereunder and it shall be kept fully informed with respect thereto. The party seeking indemnification hereunder shall not make any settlement of any claim which might give rise to liability of another party under any indemnity contained herein without the prior written consent of such other party, which consent shall not be unreasonably withheld.

         9.5 Guarantee. NMPC covenants that on or prior to Closing, it will deliver to MI a guarantee of Cedar, in a form reasonably satisfactory to MI, of NMPC's obligations under Section 9.2. EDDY covenants that on or prior to Closing, it will deliver to MII a guarantee of Trans-Resources, Inc. ("TRI"), in a form reasonably satisfactory to MII, of EDDY's obligations under Section 9.2.

         Article 10 Miscellaneous.

         10.1 Press Releases and Public Announcements. No party hereto or Affiliate thereof shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Parent and TRI; provided, however, that any party hereto or Affiliate thereof may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing entity will use its reasonable best efforts to advise the other (unaffiliated) party hereto prior to making the disclosure).

         10.2 Expenses. Except as otherwise specified herein, each Seller and Designated Buyer shall each pay their own expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby.

         10.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign or transfer its rights or obligations arising under this Agreement, without the written consent of the other parties hereto.

         10.4 Notice. All notices and other communications provided for herein shall be in writing and telecopied, mailed or delivered by overnight courier or by hand to the intended recipient at the telephone number or "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other telephone number or address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be deemed to have been duly given when transmitted by telecopier or delivered to an overnight courier service, in each case addressed as aforesaid or personally delivered or, in the case of a mailed notice, when actually received by the intended recipient.

         10.5 Entire Agreement. This Agreement, together with the Schedules hereto, contains the entire understanding between the parties hereto concerning the subject matter hereof and supersedes any and all prior representations, warranties, undertakings, covenants and agreements between the parties. This Agreement may not be changed, modified, altered or terminated except by an agreement in writing executed by the parties hereto. Any waiver by any party of any of its rights under this Agreement shall not constitute a waiver of any other rights or of any other future breach.

         10.6 Third Parties. Except as expressly set forth herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         10.7 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         10.8 Captions. Captions and descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provisions of this Agreement.

         10.9 Counterparts. This Agreement may be executed in any number of counterpart copies and by telecopier, each of which shall be deemed an original, but which together shall constitute a single instrument.

         10.10 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction effect and in all other respects by the internal laws of the State of New York applicable to contracts made and to be wholly performed in that state.

         10.11 Guarantee. Parent hereby unconditionally guarantees each Designated Buyer's obligations to close the transactions contemplated herein in accordance with the terms and provisions hereof and to pay the cash purchase price set forth in Section 3.2(a) and (b) hereof in accordance with the terms and provisions hereof. Sellers agree and acknowledge that Parent is not assuming or guaranteeing the Assumed Liabilities and, except as set forth in the preceding sentence or in Section 4.2 hereof, Parent shall have no liability or responsibility for any of Designated Buyers' duties or obligations under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                               NEW MEXICO POTASH CORPORATION


                               By: John Lewandowski
                                  ---------------------------------
                                  Title: President

                               - Address for Notices -

                               c/o Trans-Resources, Inc.
                               9 West 57th Street
                               New York, New York 10019
                               Telecopier No.:  212-888-3708
                               Attention: Chief Financial Officer

                               with copies to:

                               Rubin Baum Levin Constant & Fried-
                               man
                               30 Rockefeller Plaza
                               New York, New York  10112
                               Telecopier No.:  (212) 698-7825
                               Attention:  Edward Klimerman, Esq.


                               EDDY POTASH, INC.


                               By: John Lewandowski
                                  ---------------------------------
                                  Title: President

                               - Address for Notices -

                               c/o Trans-Resources, Inc.
                               9 West 57th Street
                               New York, New York 10019
                               Telecopier No.:  212-888-3708
                               Attention: Chief Financial Officer

                               with copies to:

                               Rubin Baum Levin Constant &
                               Friedman
                               30 Rockefeller Plaza
                               New York, New York  10112
                               Telecopier No.:  (212) 698-7825
                               Attention:  Edward Klimerman, Esq.

                                        MISSISSIPPI CHEMICAL CORPORATION


                                        By: C.E. McCraw
                                            ------------------------------
                                           Title:       Senior Vice President -
                                                        Operations

                                        - Address for Notices -

                                        Post Office Box 388
                                        Yazoo City, Mississippi 39194-0388
                                        Telecopier No.: (601) 751-2912

                                        Attention:  Secretary

                                        with copies to:

                                        Hughes & Luce, L.L.P.
                                        1717 Main Street
                                        Suite 2800
                                        Dallas, Texas 75201
                                        Telecopier No.: (214) 939-6100

                                        Attention:  Alan J. Bogdanow


                                        MISSISSIPPI ACQUISITION I, INC.


                                        By: C.E. McCraw
                                            ------------------------------
                                           Title:         Vice President

                                        - Address for Notices -

                                        Post Office Box 388
                                        Yazoo City, Mississippi 39194-0388
                                        Telecopier No.: (601) 751-2912

                                        Attention:  Corporate Secretary

                                        with copies to:

                                        Hughes & Luce, L.L.P.
                                        1717 Main Street
                                        Suite 2800
                                        Dallas, Texas 75201
                                        Telecopier No.: (214) 939-6100

                                        Attention:  Alan J. Bogdanow

                                       MISSISSIPPI ACQUISITION II, INC.


                                       By: C.E. McCraw
                                          --------------------------------
                                          Title: Vice President

                                       - Address for Notices -

                                       Post Office Box 388
                                       Yazoo City, Mississippi 39194-0388
                                       Telecopier No.: (601) 751-2912

                                       Attention:  Corporate Secretary

                                       with copies to:

                                       Hughes & Luce, L.L.P.
                                       1717 Main Street
                                       Suite 2800
                                       Dallas, Texas 75201
                                       Telecopier No.: (214) 939-6100

                                       Attention:  Alan J. Bogdanow